UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 17, 2017

Emerald Medical Applications Corp.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-15476

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

7 Imber Street, Petach Tikva, Israel	4951141
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (972) 3-744-4505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Material Definitive Agreement.

On July 7, 2016, Emerald Medical Applications Corp., OTCQB: MRLA (the "Registrant") announced that it was awarded first prize over 3,500 other competing tech companies in the Publicis Groupe 90 initiative at the inaugural edition of Viva Technology Paris. The Registrant was awarded first prize for its DermaCompare™ skin cancer screening application, which award included 500,000 Euro.

On February 24, 2017, the Registrant accepted the signed Reg S Subscription Agreement from Publicis 90 together with its wire transfer for US$526,213 in consideration for the issuance to Publicis 90 of 1,315,563 restricted shares of the Registrant's common stock (the "Shares") at a subscription price of $0.40 per Share.

Item 3.02 Unregistered Shares of Equity Securities.

Pursuant to the terms of the Reg S Subscription Agreement, the Registrant issued a total of 1,315,563 restricted Shares to IRIS Capital Management ("IRIS"), a venture capital arm of the Publicis Groupe, Paris France. The issuance of the Shares was made in reliance upon the exemptions provided in Section 4(2) of the Securities Act of 1933, as amended (the "Act") and Regulation S promulgated by the SEC under the Act.

Item 8.01. Other Events.

The Registrant, in its press release attached hereto as Exhibit 99.1 to this 8-K, announced it has received Reference is made to the full text of the press release filed as Exhibit 99.1 herewith.

Item 9.01 Financial Statements and Exhibits.

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
99.1	Press Release dated February 27, 2017, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Yair Fudim Chairman Yair Fudim Date: February 27, 2017